UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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     [   ]  Soliciting Material Pursuant to subsection 240.14a-12
SOLITARIO RESOURCES CORPORATION (Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SOLITARIO RESOURCES CORPORATION
Notice of Annual Meeting of Shareholders

To the Shareholders:

          The Annual Meeting of the Shareholders of Solitario Resources Corporation (the "Company") will be held at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, on Tuesday, June 27, 2006 at 10:00 a.m., Mountain Daylight Time (the "Annual Meeting"), for the following purposes:

1.     To elect six directors to serve until the next annual meeting of Shareholders or until their successors are elected and qualified; and

2.     To approve the Solitario Resources Corporation 2006 Stock Option Incentive Plan; and

3.     To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC, as Solitario's independent registered public accounting firm for fiscal year 2006; and

4.     To transact such other business as may properly come before the meeting and all adjournments thereof.

          The Board of Directors has fixed the close of business on May 8, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The approximate date of the mailing of this Proxy Statement and the enclosed form of proxy is May 10, 2006. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033, for a period of ten days prior to the Annual Meeting.

          Your attention is directed to the accompanying Proxy Statement. To constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares entitled to vote at the meeting be present in person or be represented by proxy. To assure representation at the Annual Meeting, you are urged to date and sign the enclosed proxy and return it promptly in the enclosed envelope.

                                                                                                                           By Order of the Board of Directors

                                                                                                                           James R. Maronick
                                                                                                                           Secretary

April 28, 2006
Wheat Ridge, Colorado

PROXY STATEMENT

Annual Meeting of Shareholders

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Solitario Resources Corporation, a Colorado corporation ("Solitario" or the "Company"), of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Tuesday, June 27, 2006, and any adjournment or postponement of such meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., Mountain Daylight Time, at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033.

          The 2005 Annual Report (which is not a part of the Company's proxy soliciting materials) is being mailed to the Company's shareholders with this Proxy Statement. Upon written request from any person solicited herein, addressed to the Corporate Secretary of Solitario at its principal offices at 4251 Kipling St. Suite 390, Wheat Ridge, Colorado 80033, Solitario will provide, at no cost, a copy of the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2005 (the "2005 10-K"), without exhibits. A copy of any or all of the exhibits to the 2005 10-K will be furnished for a fee, which will not exceed the Company's reasonable expenses in furnishing the exhibits.

          Proxies are solicited so that each shareholder may have an opportunity to vote. These proxies will enable shareholders to vote on all matters that are scheduled to come before the meeting. When proxies are returned properly executed, the shares represented thereby will be voted in accordance with the shareholders' directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors of Solitario (the "Board"). Means have been provided whereby a shareholder may withhold his vote for any Director. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of the Proxy Statement but may properly be presented for action at the meeting.

          You are asked to sign, date, and return the accompanying proxy card regardless of whether or not you plan to attend the meeting. Any shareholder returning a proxy has the power to revoke it at any time before shares represented by the proxy are voted at the meeting. Any shares represented by an unrevoked proxy will be voted unless the shareholder attends the meeting and votes in person. A shareholder's right to revoke his or her proxy is not limited by or subject to compliance with a specified formal procedure, but written notice should be given to the Corporate Secretary of Solitario at or before the meeting.

          The expense of printing and mailing proxy material will be borne by Solitario. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers, and other employees of Solitario in person or by telephone or other means of electronic communication. No additional compensation will be paid for such solicitation.

          Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries to forward proxy solicitation material to certain beneficial owners of Solitario's Common Stock and Solitario will reimburse such brokerage firms, custodians, nominees, fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Shares Outstanding

          The holders of Solitario's $.01 par value Common Shares (the "Common Stock"), at the close of business on May 4, 2006, the record date, are entitled to vote at the Annual Meeting. On April 25, 2006, there were 28,489,492 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. If a quorum is present at the meeting the six nominees for election as Directors who receive the greatest number of votes cast for election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected Directors. Shares held by persons who abstain from voting on the election of Directors and broker non-votes will not be counted in the election. Shares held by persons abstaining will be counted in determining whether a quorum is present for the purpose of voting on the proposal but broker non-votes will not be counted for this purpose.

ELECTION OF DIRECTORS

          The Board currently consists of five Directors. On April 19, 2006, the Board of Directors increased the number of members of the Board of Directors from five to six, effective on June 27, 2006, the date of the Annual Meeting, in accordance with Solitario's Bylaws. Mr. Leonard will not be standing for re-election. Mr. Webster and Mr. Labadie have been nominated to stand for election for the vacant seats. The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless the vote is withheld by the shareholder, the proxies solicited by the Board will be voted for the re-election of all the current Directors. The six nominees who receive the most votes will be elected. If a shareholder does not vote for a nominee or indicates to "withhold" authority to vote for a nominee on the proxy card, that shareholder's vote will not count either for or against the nominee. Solitario's current nominees for election as Directors are:
Name	Age

Mark E. Jones, III, Chairman	66

Mr. Jones has been Chairman of the Board since August 1993. Mr. Jones has also been a Director of Crown Resources Corporation ("Crown") since it commenced operations in February 1989. He was Chairman of the Board of Crown from February 1989 to June 2002 when he was appointed Vice-Chairman. He was President of Crown from September 1989 to November 1990. Prior to his association with Crown, Mr. Jones was a founding partner of Jones, Loyd & Webster, Inc., a Houston-based corporate finance and investment banking firm that specialized in oilfield equipment financing. Mr. Jones also serves as Chairman of Brazauro Resources, a gold exploration company based in Houston, Texas. Mr. Jones attended the University of Texas.

John Hainey	73

Mr. Hainey has been a director since 1999. He is an independent financial consultant and spent the last ten years, before his retirement, as a mining analyst in the Canadian investment industry with Dundee Securities Corporation (formerly Eagle & Partners), Yorkton Securities Inc., Loewen, Ondaatje, McCutcheon & Company and Canaccord Capital Corporation. Prior to 1988, Mr. Hainey spent over 30 years working in the mining industry, both in Canada and abroad, which covered engineering, operations, consulting and business development and included 17 years with BP Resources Canada Ltd. Mr. Hainey is a member of the Association of Professional Engineers of Ontario and Saskatchewan and of the Canadian Institute of Mining and Metallurgy. He is also a Chartered Engineer (U.K.) and a Fellow of the Institution of Mining and Metallurgy (U.K.). He holds an A.C.S.M. (Hons.) in Mining Engineering from the Camborne School of Mines in England.

Leonard Harris	78

Mr. Harris has been a director since June 1998.  Prior to his retirement from Newmont Mining Corporation, Mr. Harris gained over 50 years experience in the mining industry including serving as General Manager of Minera Yanacocha, South America's largest gold mine, and Vice President and General Manager of Newmont Latin America. Mr. Harris has over 20 years experience in managing mining operations in Latin America that include base metal and gold deposits, underground and open pit mines, gold and base metal processing plants and smelting and refining operations.  Mr. Harris currently serves on the boards of Corriente Resources, Inc., Canarc Resources Corp., Cardero Resources Corp., Endeavour Gold Corp., Sulliden Exploration Inc., Alamos Gold, Inc. and Veneroso & Associates.  He is a 1949 graduate metallurgist of The Mount Morgan School of Mines (Australia)

Christopher E. Herald	52

Mr. Herald has been a Director since August 1992. He has also served as Chief Executive Officer since June 1999 and President since August 1993. Mr. Herald has also served as a Director of Crown since April 1989, as Chief Executive Officer of Crown since June of 1999, President of Crown since November 1990 and was Executive Vice President of Crown from January 1990 to November 1990. Prior to joining Crown, Mr. Herald was a Senior Geologist with Echo Bay Mines and Anaconda Minerals. Since 1998, Mr. Herald has also served as a Director to TNR Resources, a mineral exploration company located in Vancouver, British Columbia. In January 2004, Mr. Herald was appointed to the Board of Griffon Gold Corporation, a privately held gold mining company. Mr. Herald received a M.S. in Geology from the Colorado School of Mines and a B.S. in Geology from the University of Notre Dame.

Brian Labadie	53

Mr. Labadie is a director of Crown and has over thirty years experience in the mining industry including the last eight years with Miramar Mining Corporation where he is currently the Executive Vice President, COO. Prior to that, Mr. Labadie spent nine years with Echo Bay Mines, Ltd. as Vice President of Operations, including full operational and management responsibility for the Kettle River Mine in Republic, Washington. Mr. Labadie holds a Bachelor of Science degree in geological engineering from the University of Toronto.

Steven A. Webster	54

Mr. Webster was appointed as a director of Crown, in June 2002, pursuant to the Plan of Reorganization. Mr. Webster previously was a director of Crown from the time we commenced operations until June 2001 when he did not stand for re-election. Since 2000, Mr. Webster has been Chairman of Global Energy Partners, which is affiliated with CSFB Private Equity and makes private equity investments in the energy industry. He also serves as Chairman of Carrizo Oil & Gas, Inc. (CRZO/Nasdaq), an oil and gas exploration company, and Basic Energy Services Inc., a privately held well services contractor. Mr. Webster is a director of Grey Wolf Inc. (GW/ASE), a land drilling rig contractor, Camden Property Trust (CPT/NYSE), a real estate investment trust, Brigham Exploration Company (BEXP/Nasdaq), an oil and gas company, Goodrich Petroleum Corporation (GOP/NYSE), an oil and gas company, Seabulk International Inc. (SBLK/Nasdaq), a marine transportation and service provider, Geokinetics Inc. (GEOK/OTC), a geophysical company, and various private companies. Mr. Webster was the founder, Chairman and CEO of Falcon Drilling Company (FLC/NYSE), President and CEO of its successor, R&B Falcon Corporation (FLC/NYSE), through 1999, and Vice Chairman until the sale of the company to Transocean Inc. in 2001. He is a graduate of Purdue University and holds an MBA from Harvard Business School. Mr. Webster serves on the Dean's Advisory Board of Purdue's Krannert School.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

          It is intended that votes will be cast pursuant to the enclosed proxy for the election of Directors from the foregoing nominees. If any nominee shall not be a candidate for election as a Director at the meeting, it is intended that votes will be cast pursuant to the enclosed proxy for such substitute nominees as may be nominated by the existing Directors. No circumstances are presently known which would render any nominee named herein unavailable.

Meetings of Board of Directors

          During the fiscal year ended December 31, 2005, there were three meetings of the Board. Each of the incumbent Directors attended the meeting of the Board held while they served as a Director except that Mr. Leonard missed one Board meeting. Each of the incumbent Directors attended all meetings held by committees of the Board on which they served except Mr. Leonard missed one of the five audit committee meetings held during 2005. All of the references to meetings exclude actions taken by written consent Board members are not required to attend annual meetings of shareholders. Mr. Herald attended the annual meeting of shareholders held on June 23, 2005.

Nominating Committee

          We do not have a formal nominating committee or other committee performing similar functions. We operate in a specific segment of mining, exploration and geology, in which our current directors have extensive experience. The Board of Directors has determined that with the experience of the current directors and our limited resources, it is not in the Company's best interest to expend the resources or time and energy of the Board of Directors to form a formal nominating committee. If a qualified candidate for director comes to the attention of the Board of Directors, the entire board will consider such candidate for nomination and such candidate will be nominated for election as a director if such candidate is supported by a majority of the Board of Directors.

          Pursuant to Article II Section 11 of our Bylaws, candidates for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any shareholder entitled to vote at such a meeting. The board makes no distinction in evaluating candidates who come to their attention directly or who are nominated by any shareholder. In order to qualify for consideration at a shareholder meeting, shareholder nominations must be in writing addressed to the Secretary of Solitario Resources Corporation not less than 60 days nor more than 90 days prior to the date of a scheduled shareholders' meeting; provided, however, that if less than 70 days notice or prior public disclosure of the scheduled date of such a meeting is given or made, notice of a shareholder nomination must be delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

          Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company which are beneficially owned by such person of the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

          The Board of Directors may reject any shareholder nomination not timely made in accordance with the requirements of Article II Section 11 of Solitario's Bylaws. Furthermore, if the Board of Directors determines that the information provided in a shareholder's notice does not satisfy the informational requirements of Article II Section 11 of the Bylaws in any material respect, the Secretary will promptly notify such shareholder of the deficiency in the notice. The shareholder will then have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed 5 days from the date such deficiency notice is given to the shareholder, as the Board of Directors shall reasonably determine. If the deficiency is not cured within such time period, or if the Board of Directors reasonably determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of Article II Section 11 of the Company's Bylaws in any material respect, then the Board of Directors may reject such shareholder's nomination. The Secretary of the Company shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and information requirements of the Company's Bylaws. Notwithstanding the procedure set forth above, if the Board of Directors does not make a determination as to the validity of any shareholder nominations, the presiding officer of the meeting of the shareholders shall determine and declare at the meeting whether a nomination was made in accordance with the terms of the Company's Bylaws and shall accept or reject the nomination accordingly.

          Mr. Herald brought Mr. Labadie and Mr. Webster to the attention of the Board for nomination as directors of the Board. Mr. Labadie and Mr. Webster both serve on the Board of Directors of Crown with Mr. Herald and Mr. Jones, both of whom have known Mr. Labadie and Mr. Webster for over ten years. The Board unanimously recommended both Mr. Labadie and Mr. Webster as nominees to the Board.

Audit Committee

          The Audit Committee consists of Mr. Leonard, Mr. Harris and Mr. Hainey, each of whom is independent in accordance with the definition of the NYSE listing standards. The Board of Directors has determined that Mr. Leonard is an audit committee financial expert as defined by the SEC. Following the election of Directors at the Annual meeting, the Board expects to appoint Mr. Harris, Mr. Hainey and Mr. Labadie to the Audit Committee for the remainder of fiscal year 2006. The Board expects to determine that Mr. Hainey is an audit committee financial expert as defined by the SEC. The Audit Committee acts under a written charter adopted and approved by the Board of Directors, a copy of which was attached as Appendix A to the Proxy statement filed by the Company on April 27, 2005. The Audit Committee reviews Solitario's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting processes, including the system of internal controls. The audit committee met five times during the year ended December 31, 2005.

Audit Committee Report

          In performing its duties the Audit Committee reviewed and discussed the audited financial statements contained in the 2005 Annual Report on Form 10-K with management and Solitario's independent registered public accountant, Ehrhardt Keefe Steiner & Hottman PC ("Ehrhardt"). The Audit Committee met with Ehrhardt, and discussed all issues deemed to be significant by Ehrhardt, including any matters required by Rule 2-07 of Regulation S-X, "Communication with Audit Committees" and Statement of Auditing Standard No. 61, as amended, ("Communications with Audit Committees") and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements. In addition, in accordance with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" as amended or supplemented, the Audit Committee discussed with Ehrhardt its independence from Solitario and its management, and has received the written disclosures and letter from Ehrhardt that stated it is independent of Solitario within the meaning of US securities laws.

          In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to the Board that Solitario include the audited financial statements in its Annual Report under Form 10-K for the year ended December 31, 2005 for filing with the SEC.

               AUDIT COMMITTEE
               Daniel Leonard, Chairman
               Leonard Harris
               John Hainey

Compliance with Section 16(a) of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Solitario's Directors and executive officers, and persons who own more than ten percent of a registered class of Solitario's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Solitario. Officers, Directors, greater than ten percent shareholders are required by SEC regulation to furnish Solitario with copies of all Section 16(a) forms they file. To Solitario's knowledge, based solely on review of the copies of such reports furnished to Solitario and written representations that no other reports were required, during the fiscal year ended December 31, 2005, the following failed to meet Section 16(a) filing requirements applicable to officers, Directors, and greater than ten percent beneficial owners: Chris Herald filed one report on Form 4 late, covering one transaction; Walt Hunt filed one report on Form 4 late, covering one transaction; Mark Jones filed three reports on Form 4 late, covering eight transactions; Daniel Leonard filed one report on Form 4 late, covering one transaction; Leonard Harris filed one report on Form 4 late covering one transaction; and James Maronick filed two reports on Form 4 late, covering two transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Board does not have a compensation committee or other committee performing similar functions. However the full board reviews the efforts of its executive management and determines the number, if any, of options to be granted to executive management based upon its evaluation of executive managements' performance in the context of Solitario's peer group companies, its industry and available options for grant in either Solitario's 1994 Stock Option Plan, through March 4, 2004, when the 1994 Stock Option Plan terminated. The entire Board intends to utilize similar evaluation methods for any future grants of options under the 2006 Stock Option Incentive Plan, if it is approved by our shareholders at the 2006 Annual Meeting.

SHAREHOLDER COMMUNICATIONS

          Solitario's Board of Directors does not provide a process for security holders to send communications to the Board of Directors. In the opinion of the Board, this is appropriate for Solitario, given its very small size and the current close and informal relationship between each individual board member and Solitario's shareholders, management and employees. Currently, concerns of shareholders raised with Solitario management or employees are filtered and communicated to the Board of Directors as determined by the appropriate manager or employee. Creating a formal system to facilitate direct shareholder communication with board members would be cumbersome, officious and unnecessary based upon historical communications between shareholders and Solitario, the Board of Directors and individual board members.

EXECUTIVE OFFICERS

The following biographies describe the business experience of our executive officers:

          Christopher E. Herald     See Directors biographies above

          Walter H. Hunt (55) has been Vice President - Operations and President - South American Operations since June of 1999. He also served as Vice President - Peru Operations from July 1994 until June 1999. Mr. Hunt has also been Vice President - Operations of Crown since 1994. Mr. Hunt has over 20 years of exploration, development and operational experience with Anaconda Minerals, Noranda and Echo Bay Mines where he served as Superintendent, Technical Services and Chief Geologist at Echo Bay's Kettle River Operations. Mr. Hunt received his M.S. degree in Geology from the Colorado School of Mines and a B.S. degree from Furman University.

          James R. Maronick (50) has served as Chief Financial Officer and Chief Financial Officer of Crown since June 1999 and served as Vice President - Finance and Secretary/Treasurer and Vice President - Finance and Secretary/Treasurer of Crown since September 1997. Prior to that, Mr. Maronick served as Vice President - Finance and Secretary/Treasurer of Consolidated Nevada Gold Fields Corporation from November 1994 to September 1997. Mr. Maronick graduated with honors from the University of Notre Dame in 1977 with a BA in accounting and received his Masters degree with highest honors from the University of Denver in 1986.

Code of Ethics

          Solitario adopted the Solitario Resources Corporation Code of Ethics for the Chief Executive Officer and Senior Financial Officer (the "Code of Ethics") on March 17, 2004, a copy of which is attached to this Proxy Statement at Appendix B and also may be found on our website at www.solitarioresources.com. Any person who wishes to receive a copy of the Code of Ethics may do so at no charge by written request to Investor Relations, Solitario Resources, 4251 Kipling St, Suite 390, Wheat Ridge, CO 80033.

COMPENSATION PLANS

Plans subject to shareholder approval

          The Board of Directors unanimously approved the submission of the Solitario Resources Corporation 2006 Stock Option Incentive Plan (the "2006 Plan") for approval by the shareholders at the Annual Meeting.

          The following is a summary of the material terms of the 2006 Plan, which is qualified in its entirety by reference to the 2006 Plan. A copy of the 2006 Plan is attached as Appendix A to this proxy statement.

Reasons for the 2006 Plan

          The Solitario Resources Corporation 1994 Stock Option Plan (the "Plan") expired two years ago and the Board has not been able to grant stock options to our officers, directors, full-time employees or consultants. Historically the granting of these options has been an integral part of the compensation of these individuals, as discussed below, and the Board feels this should continue to be a part of such compensation in the future. As of April 25, 2006, we have options outstanding exercisable into 1,210,000 shares of our common stock, which would represent 4.2% of our currently outstanding common stock. We face competition for the services of our senior executives, employees, consultants and members of our Board of Directors. This competition has intensified in the past few years, as a result of the resurgence in metal and commodity prices, where there is an increased need for experienced managers and senior executives in the mining industry including the "junior mining company" sector of the industry which includes Solitario. Accordingly the Board believes the approval of the 2006 Plan by our shareholders will assist the Board of Directors in attracting and retaining the senior executives, employees, consultants and members of our Board of Directors that the Board of Directors believes are necessary for the ongoing success of Solitario.

Terms of the 2006 Plan

          Significant terms of the 2006 Plan, which is attached to this Proxy as Appendix A, include the following:

          Options shall not be granted under the Plan with respect to any class of shares in the capital of the Company other than Common Stock. The aggregate number of Common Stock issuable pursuant to options under the Plan shall not exceed 2,800,000, being 9.8% of the outstanding Common Shares.

          The 2006 Plan will be administered by our Board of Directors. Subject to the provisions of the 2006 Plan, the Board is authorized, in its sole discretion, to make such determinations under, and such interpretations of, and to take such steps and actions in connection with the proper administration of the 2006 Plan and to impose, amend or revoke such rules and regulations concerning the granting of options pursuant to the Plan as it, in its sole discretion, may deem necessary or advisable.

          Persons who will be eligible to be granted options pursuant to the Plan will be such directors, officers, full-time employees, and consultants of the Company or its subsidiaries as the Board shall from time to time determine in its sole discretion.

          The Board shall determine the officers, directors, full-time employees or consultants who will receive stock options and fix the option price per Common Share which shall not be less than the market price in Canadian dollars on The Toronto Stock Exchange of the Common Shares at the time of the granting of such option. The Board may grant nonqualified stock options (NSOs) or incentive stock options (ISOs) according to the 2006 Plan. If the Board desires that the option be an Incentive Stock Option, and if the optionee owns, at the time of the grant, shares representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary thereof, the option price per Common Share shall not be less than 110% of the market price at the time of the granting of such option. For the purposes of this restriction contained in the 2006 Plan, "market price" of the Common Shares shall mean the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of such shares traded on The Toronto Stock Exchange for the five trading days immediately preceding the effective date on which the option is granted by the Board. If the aggregate fair market value of shares of stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, the options in excess of this limit will be treated as NSOs.

          The Board will determine the terms of each stock option, which will not be less than one (1) year or exceed ten (10) years from the date of such stock option grant. The Board may establish such vesting and other conditions with respect to options as it deems appropriate. The Board may accelerate the exercisability of any or all outstanding options at any time for any reason.

          The total number of options granted (including any existing outstanding options) to Insiders and Insiders' Associates (as defined in the 2006 Plan) and the aggregate number of Common Shares that can be subject to options granted within a one-year period may not exceed 10% of the then issued and outstanding shares of our Common Stock.

          If the Board desires that the option granted is to be an Incentive Stock Option, such option may not be granted by the Board under this Plan after the tenth anniversary of the approval hereof by the shareholders.

          The aggregate number of Common Shares reserved for issuance pursuant to all options granted to any one Optionee and the issuance to any one Insider and such Insiders Associates, within a one-year period, of Common Stock on the exercise of options may not exceed five percent (5%) of the outstanding Common Stock of the Company.

          In the event a grantee ceases to be employed by the Company on account of a termination for misconduct or resigns from the employ of the Company, any option held by the grantee will terminate at the time that the date on which the grantee ceases to be employed by or provide services to the Company unless extended by the Board in its sole discretion; provided that, if the Board desires the option to be an ISO, the term of the option shall terminate no less than 30 days from the date on which the grantee ceases to be employed by or provide services to the Company.

          In the event a grantee is terminated due to death or disability while in the employment of the Company or a subsidiary thereof, or within thirty (30) days thereafter the option may be exercised, in whole or in part, by the grantee or the grantee's legal representatives at any time up to and including the date which such option expires or a date which is the first anniversary of the date of death or disability of the grantee, whichever is earlier.

          In the event a grantee ceases to be employed by the Company for any other reason not related to misconduct or otherwise described in the 2006 Plan, any option held by the grantee will terminate on the earlier to occur of the expiration of the option or thirty (30) days from the date on which the grantee ceases to be employed by or provide services to the Company.

          The full purchase price of the Common Stock purchased upon the exercise of any option shall be paid for in cash or by certified check or bank draft upon the exercise thereof.

          If a change in control (as described in the 2006 Plan) occurs, the Board may give notice in writing to each grantee of a stock option pursuant to the 2006 Plan advising the grantee that all options granted to such grantee will expire on a date determined by the Board as specified in such notice (provided that such date would not extend the expiration of any option), which date shall not be later than the earlier of sixty (60) days following the date of such notice or one business day prior to such change in control. In such an event, the grantee shall have the right, on the terms and conditions as prescribed in such notice, to exercise all options granted to such grantee up to all of the Common stock which could have been purchased by such grantee on a full exercise of all options granted to such grantee.

          Stock options are not transferable or assignable by the grantee except by will or the laws of descent.

          Appropriate adjustments in the number of Common Shares and in the option price per Common Share, relating to options granted or to be granted, shall be made by the Board in its sole discretion to give effect to adjustments in the number of Common Shares resulting, subsequent to the approval of the 2006 Plan, from any subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Company or other relevant changes in the capital structure of the Company. Any such adjustments shall be subject to the approval thereof by such stock exchanges on which the Common Shares are then listed for trading.

          If any stock option grant expires, is forfeited, or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the 2006 Plan.

          Subsequent to the approval of the 2006 Plan, if approved, the Board may amend, vary or discontinue the 2006 Plan at any time either prospectively or retrospectively; provided, however, that no such amendment may increase the maximum number of Common Shares that may be optioned under the Plan, change the manner of determining the option price, extend the term of any option beyond 10 years from the date of the granting of such option, extend the period during which options may be granted or, without the prior written consent of the grantee, alter or impair any option previously granted to an grantee under the Plan. Any such amendment, variance or discontinuance of the 2006 Plan shall be subject to the approval thereof by such stock exchanges on which the Common Shares are then listed for trading.

Cost of the 2006 Plan and grants under the 2006 Plan.

          The Board of Directors has not granted any options pursuant to the 2006 Plan during 2005 or 2006 and has no plans to grant any options prior to the approval of the Plan at the Annual Meeting. The Board cannot determine what benefits, if any, would have been accrued to any employee, officer, director or consultant had the 2006 Plan been in effect prior to its approval at the Annual Meeting. At the present time, the Board also cannot determine what benefits, if any, will in the future accrue to any employee, officer, director or consultant if the 2006 Plan is subsequently approved at the Annual Meeting. The 2006 Plan does not provide for any cash compensation and any related administrative, legal or accounting costs to administer the 2006 Plan are expected to be immaterial.

U.S. Federal Income Tax Consequences.

          The following description of the federal income tax consequences of grants under the 2006 Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants.

          Incentive Stock Options: In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. Upon the exercise of an ISO, however, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

          If a grantee holds the shares acquired upon exercise of an ISO for at least two (2) years after the date of grant and for at least one (1) year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending upon the length of the time that the shares have been held after the date of exercise. In general, the Company will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

          Nonqualified Stock Options: In general, a grantee who receives an NSO will recognize no income at the time of the grant of the option. Upon exercise of an NSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

          Section 162(m): Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") generally disallows a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four (4) other most highly compensated executive officers. The Code has an exception to the deduction limit for "qualified performance based compensation," if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. The Company has structured the 2006 Plan so that compensation resulting from the grant of stock options may qualify as "qualified performance-based compensation" and be deductible.

Canadian Income Tax Consequences.

          Options: A Canadian resident is subject to tax on income, computed in Canadian dollars, from all worldwide sources. A participant who receives an option to acquire Common Stock issued as a result of his or her employment will not realize any income when the stock option is granted. At the time the stock option is exercised, unless the election described below is available and the election is made, any Canadian resident employee is considered to have received a taxable employment benefit equal to the difference between the fair market value of the shares at the time the option is exercised and the price paid for the shares under the option agreement. This employment benefit is included in income and is subject to tax in Canada. Any Canadian resident employee may be entitled to a deduction from income equal to 50% of the amount of the taxable employment benefit provided that the amount paid by the employee to acquire the Common Stock is not less than the fair market value of the shares at the time the option was granted, the employee is dealing at arm's length with the Company before and immediately after the option is granted and the shares purchased are prescribed shares (generally non-convertible ordinary common shares).

          A Canadian resident individual may be able to defer the realization of income that would otherwise be included in the year the Company stock option is exercised. This deferral is available, in certain circumstances, when the employee exercises a stock option in respect of prescribed shares that are listed on an approved stock exchange and the employee elects to defer the income inclusion. If such an election is made, the employee stock option benefit that the individual would otherwise be required to include in the individual's income for the year in which the option is exercised may be deferred. In order to claim a deferral, an election must be timely filed in the proper form and manner and is subject to certain limitations. If available, the deferral applies only to the first CDN$100,000 worth of options that vest in any year. The value of an option for this purpose is considered to be equal to the value of the optioned share at the time the option was granted.

          For Canadian tax purposes, a member of the Board of Directors is taxed as an employee with respect to benefits which are received in his or her capacity as a director. Directors, including those who are not otherwise employed by the Company, will be taxed in the same manner as employees as described above.

          In general, consultants and advisors who are independent contractors (referred to as "consultants") are required to report business income on an accrual basis whether or not such income is received. Accordingly, Canadian resident consultants may be subject to Canadian income tax on such business profits whether or not an amount has been received based on general principles of computation of business income.

          If a consultant receives a grant of stock options in consideration for services performed by the consultant, for tax purposes the grant of options will be considered to be a payment in kind in respect of those services and will be included in the computation of business income. As a payment in kind, the consultant will generally be required to include the fair market value of the options received in computing the consultant's business income for the year in which the options are granted. The cost to the consultant of each option received will equal to the fair market value of the option at the time it is received.

          The subsequent tax consequences to a consultant who holds options to acquire Common Shares of the Company will normally depend on whether the consultant holds the options as capital property or as part of the inventory of a business. How any Solitario stock options are held by a particular consultant will be a question of fact that will depend on the particular circumstances of the consultant.

Market Price of Shares:

          The closing price of the Company's Common Stock on April 25, 2006 was Cdn$2.61 per share or approximately $2.29 per share. The market value of the Company's Common Stock underlying the 2006 Plan as of such date is approximately $6,412,000.

Proposed Resolution:

The following resolution adopting the 2006 Plan requires approval by the affirmative vote of a majority of the votes cast at the Annual Meeting:

The 2006 Stock Option Plan, in the form presented to the Shareholders, providing for the issuance of up to 2,800,000 shares of Common Stock of the Corporation pursuant to the exercise of options under the Plan is hereby approved.

THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2006 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 PLAN.

MANAGEMENT AND EXECUTIVE COMPENSATION

          Solitario was incorporated as a wholly owned subsidiary of Crown Resource Corp. of Colorado, ("CRCC") which is a wholly owned subsidiary of Crown. Prior to July 26, 2004 CRCC owned 9,633,585 shares of our common stock or approximately 37.1%. On July 26, 2004, Crown completed a spin-off of its holdings of our shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of our common stock for each Crown share they owned. As part of the spin-off, Crown retained 998,306 of our shares, of which it retains 36,004 shares as of April 25, 2006, for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Crown has disclaimed any beneficial ownership interest in those retained shares. In addition Crown retained 93 of our shares, from fractional shares, which it intends to sell. After the disposition of our shares retained for warrant holders and fractional shares, Crown will no longer own any of our shares. Crown provides management and technical services to Solitario under a management agreement (the "Management Agreement") originally signed in 1994 and modified in April 1999, in December 2000 and July 2002. The modified agreement, which has a three year term, and continues on a monthly basis thereafter and may be terminated by either party with 180 day notice or by mutual consent of both Crown and Solitario. The Management Agreement provides for reimbursement to Crown of direct out-of-pocket costs; payment of between twenty-five percent and seventy-five percent of executive and administrative salaries and benefits, rent, insurance and investor relations costs ("Administrative Costs") and payment of certain allocated indirect costs and expenses paid by Crown on our behalf. Crown has entered into a merger agreement with Kinross Gold Corporation and it is anticipated that the Management Agreement with Crown will terminate if the transaction, as contemplated by such merger agreement, is completed. The executive officers of Crown and Solitario historically have been the same individuals, and we have reimbursed Crown for our share of management costs through the Management Agreement discussed previously. Upon the completion of the merger between Crown and Kinross, it is expected that the Crown management team will resign their respective positions at Crown and will contract directly with Solitario on a full time basis.

Compensation

Compensation of Directors

          Other than options granted pursuant to the Plan, our Directors have not been compensated in their capacities as Directors. There were no options granted to Directors during the most recently completed fiscal year. The Plan had a ten-year term, which expired in March of 2004, and as of December 31, 2005, no additional options may be granted under the Plan.

Executive Compensation

          Our current policy is that we do not directly pay cash compensation to our executive officers for their services to us. Our executive officers have been paid by Crown, whose subsidiary, CRCC is paid management fees by us pursuant to the Management Agreement between CRCC and us. Assuming the completion of the acquisition of Crown by Kinross, we anticipate that we will terminate the Management Agreement and offer our executive officers compensation packages similar to those currently in effect with Crown.

Summary Compensation Table
	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Awards Securities Underlying Options Granted (#)	Awards Restricted Shares or Restricted Share Units ($)	All LTIP Payouts ($)	All Other Compensation ($)
Christopher E. Herald, CEO	2005	NONE	NONE	NONE	NONE	NONE	NONE	NONE
	2004	NONE	NONE	NONE	185,000	NONE	NONE	NONE
	2003	NONE	NONE	NONE	160,000	NONE	NONE	NONE

Option Grants during the Most Recently Completed Fiscal Year

          There were no stock options granted during the most recently completed fiscal year to our Chief Executive Officer.

Name	Securities underlying options granted (#)	% of total options granted to employees in fiscal year	Exercise or base price ($/security)	Expiration date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
					5%	10%
Christopher E. Herald, CEO	NONE	0%	N/A	N/a	N/A	N/A

Aggregated Option Exercises during the Most Recently Completed Fiscal and Fiscal Year-End Option Values

          The following table sets forth details of all exercises of stock options during the year ended December 31, 2005 by our Chief Executive Officer and the financial year-end value of unexercised options on an aggregated basis.
Name	Securities Acquired on exercise (#)	Value realized (Cdn$)	Number of Securities Underlying Unexercised options at fiscal year-end (#) Exercisable / Unexercisable	Value of unexercised in-the-money options at fiscal year-end(1) (Cdn$) Exercisable / Unexercisable
Christopher E. Herald	NONE	-	345,000/ 0	Cdn$339,000/ 0

(1) Value based on market price of Cdn$1.81 per share of Solitario Common Stock at December 31, 2005, less the exercise price.

Management Contracts

          We have no management contracts with any members of our executive management.

Indemnification of Directors

          Our Articles of Incorporation authorize our Board of Directors to the fullest extent permitted by Colorado law as now or hereafter in effect, to indemnify any Director of Solitario. The Board of Directors shall be entitled to determine the terms of such indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of the authorization of indemnification contained in our Articles of Incorporation shall not adversely affect any right of a Director of Solitario thereunder with respect to any right to indemnification that arises prior to such amendment.

Involvement in Certain Legal Proceedings

          On March 8, 2002, Crown filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy") in the United States Bankruptcy Court for the District of Colorado (the "Court"). As part of the Bankruptcy, Crown filed a Plan of Reorganization with the Court which was confirmed by the Court on May 30, 2002 and became effective June 11, 2002. Mr. Herald and Mr. Jones were officers and directors of Crown and Mr. Maronick and Mr. Hunt were officers of Crown prior to and since the filing of the Bankruptcy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          To our knowledge, no person beneficially owns, directly or indirectly, or exercises control or direction over, more than five percent of our issued and outstanding common stock with the exception of Newmont Mining Corporation of Canada Limited ("Newmont") Sprott Securities, Inc. and Zoloto Investors, LP, which directly own 2,700,000, 4,486,800 and 2,095,035shares respectively, representing 9.8 percent, 16.3 percent and 7.6 percent, respectively of our issued and outstanding common stock.

          The following table sets forth, as of April 25, 2006, the beneficial ownership of our outstanding common stock by each of shareholders owning more than five percent, our Directors, nominees for Director, each named executive officer and all of our executive officers and Directors (but not nominees for Directors) as a group. Unless otherwise indicated, the persons listed in the table below have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(9)
John Hainey, Director	150,000(4)	*
Leonard Harris, Director	210,000(3)	*
Christopher E. Herald, CEO and Director	687,762(1)	2.5%
Daniel Leonard, Director	80,000(4)	*
Mark E. Jones, III, Director	408,000(2)	1.5%
Brian Labadie, Nominee for Director	23,810	*
Steven A. Webster, Nominee for Director	2,274,554(5)	8.3%
James R. Maronick, CFO	529,230(6)	1.9%
Walter H. Hunt, VP Operations	388,062(7)	1.4%
All directors and executive officers as a group	2,453,054(8)	8.6%
Sprott Securities, Inc Suite 3450 South Tower Royal Bank Plaza Toronto, ON M5J 2J2	4,486,800	16.3%
Newmont Mining Corporation of Canada 20 Eglinton Ave West, Suite 1900 Toronto, Ontario M4R 1K8	2,700,000	9.8%
Zoloto Investors, LP 1000 Louisiana, Suite 1500 Houston, TX 77002	2,095,035	7.6%

*     Indicates holdings of less than 1%.
(1)     Includes 185,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(2)     Includes 145,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(3)     Includes 140,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(4)     Includes 80,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(5)     Includes 2,095,035 shares from Zoloto Investors, LP, of which Mr. Webster is the sole member of the general partner
(6)     Includes 185,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(7)     Includes 145,000 shares that he has the right to acquire under options granted pursuant to the Plan.
(8)     Includes the right to acquire 960,000 shares under options granted pursuant to the Plan and excludes shares held by nominees for director.
(9)     Percentage determined by the holder's shares plus the holder's options, if any, divided by the total outstanding shares plus the holder's options, if any.

Changes in Control

As of April 25, 2006 none of our non-affiliated holders, including Sprott Securities, Inc., Newmont Mining Corporation of Canada and Zoloto Investors, LP exercise any significant control over the Company.

EQUITY COMPENSATION PLAN INFORMATION (1)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,240,000(2)	$0.70/Cdn$0.82(3)	-
Equity compensation plans not approved by security holders	-	-	-
Total all plans	2,240,000(2)	$0.70/Cdn$0.82(3)	-

(1) This table does not include shares that would be available if the proposal set forth herein regarding the 2006 Plan under the heading "Compensation Plans" is approved at the Annual Meeting.
(2) Representing 7.9% of the outstanding shares.
(2) Based upon the U.S. - Canadian dollar exchange rate on December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Crown Resources Corporation

          On July 26, 2004, Crown completed a spin-off of its holdings of our shares to its shareholders, whereby each Crown shareholder received 0.2169 shares of our common stock for each Crown share they owned. As part of the spin-off, Crown retained 998,306 of our shares, of which it retains 36,004 shares as of April 25, 2006, for the benefit of Crown's warrant holders who will receive those shares when the warrant holders exercise their warrants. Crown has disclaimed any beneficial ownership interest in those retained shares. In addition Crown retained 93 of our shares, from fractional shares, which it intends to sell. After the disposition of our shares retained for warrant holders and fractional shares, Crown will no longer own any of our shares.

          As of April 25, 2006 we own 6,071,626 shares of Crown common stock or approximately 15.0% of the outstanding shares of Crown. These shares of Crown common stock have a fair market value, based on the quoted market price of Crown common stock at April 25, 2006 of approximately $22,222,000.

Management and technical services agreement

          Crown provides management and technical services to us under a management and technical services agreement originally signed in April 1994 and modified in April 1999, December 2000 and July 2002. Under the modified agreement we reimburse Crown for direct out-of-pocket expenses; pay management fees of 25% of Crown's corporate administrative costs for executive and technical salaries benefits and expenses, 50% of Crown's corporate administrative costs for financial management and reporting salaries, benefits and expenses and 75% of Crown's corporate administrative costs for investor relations salaries, benefits and expenses. These allocations are based upon estimated time and expenses spent by Crown management and employees on Crown activities and our activities. Management believes these allocations are reasonable and the allocations are periodically reviewed by management and approved by our independent Board members and by Crown's independent Board members. Management service fees are billed monthly, due on receipt and are generally paid within thirty days. Management service fees paid to Crown were $423,000 for 2005, $390,000 for 2004 and $351,000, for 2003. We anticipate the management and technical services agreement will be terminated if Crown's pending Merger with Kinross is completed.

Stockholder and Voting Agreement

          As of April 25, 2006 we own 6,071,626 of Crown. We have entered into a stockholder and voting agreement with Kinross, along with several Crown directors, Crown executive officers and entities affiliated with these directors and officers (collectively the "Signatories"), pursuant to which the Signatories agreed, among other things, to convert any Senior Notes held by them to common shares prior to the record date for the special meeting, to vote, or cause to be voted, all of the shares of Crown common stock owned by them, as set forth in the stockholder and voting agreement, as well as all shares of Crown common stock acquired by them, as set forth in the stockholder and voting agreement, in favor of the approval of the plan of merger, and against the acquisition of Crown by any person other than Kinross. As of April 25, 2006, 18,639,640 shares of Crown common stock were subject to the stockholder and voting agreement, representing approximately 40.5% of the outstanding shares of Crown common stock entitled to vote at a meeting regarding the acquisition of Crown by Kinross.

          We entered into a Voting Agreement dated as of April 15, 2002 among Zoloto Investors, LP ("Zoloto") and Crown. Zoloto and we are both shareholders of Crown (the "Signing Shareholders"). Pursuant to the Voting Agreement, Zoloto and we agreed that we will each vote our owned shares during the term of the Voting Agreement for the election of three designees of Zoloto and one designee of Solitario (the "Designee Directors") to the Board of Directors of Crown. The Signing Shareholders agreed that any shares received by either Signing Shareholder would be subject to the Voting Agreement during its term and any successor, assignee or transferee of shares from either Signing Shareholder would be subject to the terms of the Voting Agreement during its term. The Voting Agreement terminates on the third anniversary from the date of the first annual meeting of shareholders after the date of the Voting Agreement. As of April 25, 2006, the Signing Shareholders collectively held 16,443,548 shares or approximately 35.7% of the outstanding shares of Crown.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Change in Registrant's Certifying Accountant.

          On September 1, 2004, Deloitte and Touche, LLP ("Deloitte") advised Solitario that it was resigning as the independent registered public accounting firm of Solitario effective immediately. On October 5, 2004, Solitario engaged Ehrhardt Keefe Steiner & Hottman PC as its new independent registered public accounting firm.

          Deloitte's audit report on Solitario's consolidated financial statements for the year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte's most recent audit report on Solitario's financial statements contained an explanatory paragraph relating to Solitario's adoption of Statement of Financial Accounting Standards No. 142 in 2003.

          During the Solitario's last two fiscal years and subsequent interim periods to September 1, 2004, there were no disagreements between Solitario and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

          Deloitte advised management that the conditions that gave rise to the restatement of the 2002 and 2001 financial statements were deemed material weaknesses in internal controls. The weaknesses were the failure to evaluate, interpret and apply new and existing accounting principles generally accepted in the United State of America ("GAAP") in our financial statements and disclosures. This resulted in the classification of certain mineral rights as tangible assets rather than as intangible assets for accounting purposes, the capitalization of certain exploration expenses, and the classification of our investment in Crown warrants as marketable equity securities available for sale rather than as derivative instruments. Deloitte further advised Solitario that it believes that these material weaknesses constituted a reportable event as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

          Solitario provided to Deloitte a copy of the disclosures set forth above and requested Deloitte to furnish a letter addressed to the U.S. Securities and Exchange Commission (the "SEC") stating whether it agrees with the statements made by Solitario and, if not, stating the respects in which it does not agree. A copy of Deloitte's letter, dated September 08, 2004, addressed to the SEC regarding these disclosures was attached as Exhibit 16.1 to Solitario's Form 8-K filed with the SEC on September 8, 2004.

Audit Fees

          The following table summarizes the aggregate fees billed to Solitario by Ehrhardt Keefe Steiner & Hottman PC for the fiscal years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees (1)	$37,000	$30,000
Audit related fees (2)	15,000	15,000
Tax fees	-	-
All other fees	1,000	-
Total	$53,000	$45,000

(1)     Fees billed for audit services in 2005 and 2004 consisted of:
                    Audit of our annual financial statements for 2004 and 2003, respectively.
                    Consent and other services related to SEC filings.
(2)     Represents fees billed related to reviews of our quarterly reviews in 2005 and 2004, respectively.

          On an annual basis the Audit Committee approves the proposed audit services and the fees related thereto by our independent auditors in advance of the year of service in accordance with the pre-approval policy adopted by the Audit Committee. The Audit Committee pre-approval policy requires that the Audit Committee determine that proposed services and related fees are required and reasonable under the circumstances. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has determined that the provision is compatible.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          Our shareholders are asked to ratify the selection of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm and to continue as such for fiscal year 2006. Representatives of Ehrhardt Keefe Steiner & Hottman PC are expected to be present at the Annual Meeting of Shareholders to make a statement and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF EHRHARDT KEEFE STEINER & HOTTMAN PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSALS OF SHAREHOLDERS

          Shareholder proposals intended to be included in Solitario's Proxy Statement for the 2007 Annual Meeting of Shareholders must be received by Solitario prior to January 31, 2007 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 annual meeting. If the date of next year's annual meeting is changed by more than 30 days from June 28, 2007, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2007 annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2007 annual meeting, such proposal must be received by the Secretary of Solitario at our principal executive offices at 4251 Kipling Street, Suite 390, Wheat Ridge, CO 80033 not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2007 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. If a timely proposal is received, the Board may exercise any discretion authority granted by the proxies to be solicited on behalf of the Board in connection with the 2006 annual meeting.

          Under Solitario's Bylaws, shareholders seeking to propose business to be conducted at the 2007 Annual Meeting must give written notice to the Corporate Secretary of Solitario not less than 60 days nor more than 90 days before the annual meeting; however, if less than 70 days' notice or public disclosure of the date of the 2007 meeting is given, the written notice must be delivered to the Corporate Secretary no later than the close of business on the 10th day after notice of the meeting was mailed or notice was publicly disclosed, whichever is earlier. The notice must contain certain information as to the proposal and the shareholder, including the share ownership of the shareholder and any financial interest in the proposal. Any proposal not made in compliance with the Bylaws may be rejected by the Board. No shareholder proposals for the 2006 Annual Meeting had been received by Solitario prior to the date of this Proxy Statement.

OTHER BUSINESS

          Solitario knows of no other business to be presented at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person named in the accompanying form of proxy.

By Order of the Board of Directors
James R. Maronick
Secretary

April 28, 2006
Wheat Ridge, Colorado

Appendix A

SOLITARIO RESOURCES CORPORATION
2006 Stock Option Incentive Plan

Solitario Resources Corporation (the "Company") hereby establishes the "Solitario Resources Corporation 2006 Stock Option Incentive Plan" (the "2006 Plan") for the benefit of the respective directors, officers and full-time employees of the Company and its subsidiaries.

1.          Definitions

As used herein, the following terms shall have the following meanings:
(a)          "Associate" shall have the meaning ascribed to that term in the Securities Act (Ontario);
(b)          "Business day" means a day other than a Saturday, Sunday or any other day which is a statutory holiday in the State of Colorado;
(c)          "Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;
(d)          "Common Shares" means the shares of common stock in the capital of the Company;
(e)          "Consultant" means any person, including an advisor, who renders services to the Company or any parent or subsidiary thereof and is compensated for such services;
(f)          "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement (as such term is defined in Section 8 of this 2006 Plan);
(g)          "Insider" means:
                   (i)          an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company;
                                 and
                    (ii)          an Associate of any person who is an insider by virtue of (i);
(h)          "Named Executive" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) and is among the four most highly compensated officers of the Company (other than the chief executive officer) whose total annual salary and bonus exceeded $100,000. Notwithstanding the foregoing, such officer status shall be determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act");
(i)          "Non-Statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement;
(j)          "Outstanding Issue" means the aggregate number of Common Shares that are outstanding immediately prior to the share issuance in question;
(k)          "Reporting Person" means an officer, director or greater than 10% shareholder of the Company within the meaning of Rule 16a-2 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 of the Exchange Act;
(l)          "Securities Act (Ontario)" means the Securities Act, R.S.O. c. S.5, as amended;
(m)          "Senior officer" shall have the meaning ascribed to that term in the Securities Act (Ontario); and
(n)          "Security Based Compensation Arrangements" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more providers of services to the Corporation, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise.

2.          Purpose of the 2006 Plan

The purpose of the 2006 Plan is to provide the Company and its subsidiaries with a share-related mechanism designed to develop and increase the interest in the growth and development of the Company and its subsidiaries of those of the respective directors, officers, full-time employees and Consultants of the Company and its subsidiaries as may from time to time be granted options under the 2006 Plan by providing to them the opportunity to acquire a proprietary interest in the Company through the purchase of Common Shares.

3.          Implementation

The 2006 Plan is subject to and is conditional upon: (a) the approval of the 2006 Plan by The Toronto Stock Exchange and any other stock exchange on which the Common Shares of the Company may be posted and listed for trading; and (b) the approval of the 2006 Plan by the shareholders of the Company given by the affirmative vote of a majority of the votes cast at a meeting of shareholders.

4.          Administration

The 2006 Plan will be administered by the board of directors of the Company (the "Board"). Subject to the provisions of the 2006 Plan, the Board is authorized in its sole discretion to make such determinations under, and such interpretations of, and to take such steps and actions in connection with the proper administration of the 2006 Plan and to impose, amend or revoke such rules and regulations concerning the granting of options pursuant to the 2006 Plan as it, in its sole discretion, may deem necessary or advisable. No member of the Board will be liable for any action or determination taken or made in good faith with respect to the 2006 Plan or any options granted thereunder and each such member shall be entitled to indemnification by the Company with respect to any such action or determination in the manner provided for by the Board. Any determination approved by a majority of the members of the Board will be deemed to be a determination of that matter by the Board. Members of the Board may be granted options under the 2006 Plan.

With respect to options granted to Reporting Persons and Named Executives, the 2006 Plan may (but need not) be administered so as to permit such options to qualify for the exemption set forth in Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") and to qualify as performance-based compensation under Section 162(m) of the Code.

The Board may appoint (but is not required to) appoint a committee of the Board to administer the 2006 Plan. If a committee of the Board has been appointed to administer the 2006 Plan, such committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies (however caused) and remove all members of a committee and thereafter directly administer the 2006 Plan, all to the extent permitted by law and permitted or required by Rule 16b-3 and Section 162(m) of the Code.

5.          Number of Shares Dedicated to the 2006 Plan

Options shall not be granted under the 2006 Plan with respect to any class of shares in the capital of the Company other than Common Shares. The aggregate number of Common Shares issuable pursuant to options under the 2006 Plan shall not exceed 2,800,000 Common Shares or such greater number as may be approved from time to time by the shareholders of the Company. All options granted under the 2006 Plan will conform to all applicable provisions prescribed by the 2006 Plan and to such specific terms and conditions as may be determined by the Board at the time of making each such grant. The granting of any option must, in order to become effective and binding on the Company, be authorized or approved by the Board. Common Shares in respect of which an option is granted under the 2006 Plan, but not exercised prior to the termination of such option, whether through lapse of time or otherwise, shall be available for options thereafter granted by the Board under the 2006 Plan. All Common Shares issued pursuant to the due exercise of options granted under the 2006 Plan will be so issued as fully paid and non-assessable shares.

6.          Eligibility for Options

The persons who will be eligible to be granted options pursuant to the 2006 Plan ("Eligible Participants") will be such directors, officers and full-time employees and Consultants (however any options granted to Consultants may not be an Incentive Stock Option) of the Company or its subsidiaries as the Board shall from time to time determine in its sole discretion. In determining the options to be granted to Eligible Participants under the 2006 Plan, the Board will give due consideration to the value of each such person's present potential contribution to the Company's (or any subsidiary of the Company's) success and to the recommendation if any in that regard of the compensation committee, if any, of the Board.

7.          Granting of Options

Subject to the provisions herein set forth and after reviewing any recommendations from time to time made by the compensation committee, if any, of the Board, the Board shall, in its sole discretion, select the Eligible Participants to whom options under the 2006 Plan may be granted (herein sometimes referred to as the "Optionees"), the number of Common Shares to be optioned to each of them, the date or dates on which such options should be granted and the terms and conditions within the limits prescribed in Section 8 hereof attaching to each such option. The Board shall only grant options within the following limits:

a)     if the Board desires that the option granted is to be an Incentive Stock Option, such option may not be granted by the Board under this Plan after the tenth anniversary of the approval hereof by the shareholders under Section 3 above;

b)     the aggregate number of Common Shares reserved for issuance pursuant to all options granted to any one Optionee shall not exceed 5% of the Outstanding Issue at the time of such grant;

c)     the issuance to any one Insider and such Insider's Associates, within a one-year period, of Common Shares on the exercise of options may not exceed 5% of the Outstanding Issue;

d)     the number of securities issuable to Insiders and Insiders' Associates, at any time, under all Security Based Compensation Arrangements, cannot exceed 10% of the Outstanding Issue;

e)     the number of securities issued to Insiders and Insiders' Associates, within any one year period, under all Security Based Compensation Arrangements, cannot exceed 10% of the Outstanding Issue; and

f)     each option shall be designated in the Option Agreement (as such term is defined below) as either an Incentive Stock Option or a Non-Statutory Stock Option; provided that, notwithstanding such designations, to the extent that the aggregate market value of shares with respect to which options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company or any parent or subsidiary thereof) exceeds US$100,000, such excess options shall be treated as Non-Statutory Stock Options. For purposes of this subparagraph 7(e), Incentive Stock Options shall be taken into account in the order in which they were granted, and the market value of the shares shall be determined as of the date of grant of such option.

The granting of an option under the 2006 Plan to an Eligible Participant shall neither entitle nor preclude such Eligible Participant from being subsequently granted one or more additional options to purchase Common Shares under the 2006 Plan.

8.          Terms and Conditions of the Options

The terms and conditions of each option granted under the 2006 Plan shall be set forth in an option agreement (an "Option Agreement") to be entered into between the Company and each Optionee, such agreement to be in such form as may from time to time be approved by the Board. The Option Agreement shall include the following terms and conditions as well as such other terms and conditions not inconsistent with the 2006 Plan as may be deemed advisable by the Board:

(a)          Number of Shares - The Board shall, in its sole discretion, fix the aggregate number of Common Shares which are the subject of the option so granted.

(b)          Option Price - The Board shall fix the option price per Common Share which shall not be less than the market price in Canadian dollars on The Toronto Stock Exchange of the Common Shares at the time of the granting of such option; provided that, if the Board desires that the option be an Incentive Stock Option, and if the Optionee owns, at the time of the grant, shares representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary thereof, the option price per Common Share shall not be less than 110% of the market price at the time of the granting of such option. For the purposes of this subparagraph 8(b), "market price" of the Common Shares shall mean the volume weighted average trading price of the Common Shares, calculated by dividing the total value by the total volume of such shares traded on The Toronto Stock Exchange for the five trading days immediately preceding the effective date on which the option is granted by the Board. If the Common Shares are not then traded on The Toronto Stock Exchange, "market price" of the Common Shares shall be calculated on the same basis using the volume weighted average trading price of the Common Shares on such public market on which the Common Shares are then traded, as selected by the Board, in its sole discretion. If the Common Shares are not then traded on any public market, the Board shall determine the "market price" at the time of grant in good faith.

(c)          Payment - The full purchase price of the Common Shares purchased upon the exercise of the option shall be paid for in cash or by certified cheque or bank draft upon the exercise thereof. An Optionee who is not already a shareholder of the Company shall have none of the rights of a shareholder of the Company until Common Shares issuable pursuant to the exercise of an option granted to an Optionee are issued to such Optionee.

(d)          Vesting - Subject to subsection 8(i) of this Section 8, the Board shall determine, at the time of granting an option to an Optionee pursuant to the 2006 Plan, the maximum number of Common Shares that may be exercised by such Optionee in each year during the term of the option.

(e)          Term of Option - The term of the option shall not be for less than one year and not more than 10 years from the date the option is granted, subject always to subsections (f), (g), (h) and (i) of this Section 8.

(f)          Disability or Death of Optionee - In the event of the termination of the Optionee's employment with the Company due to a total and permanent disability, as defined in Section 22(e)(3) of the Code, or the death of an Optionee while in the employment of the Company or subsidiary thereof or 30 days thereafter, or as a director or officer of the Company or a subsidiary thereof prior to 5:00 p.m. (Toronto time) on the expiry date of the option (the "Expiry Date"), the option may be exercised, as to all or any of the Common Shares forming the subject matter of such option in respect of which such Optionee would have been entitled to exercise the option hereunder at the time of termination for disability or the death of such Optionee if such Optionee had survived, by the Optionee or the legal representatives of such Optionee at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the date which is the first anniversary of the date of termination for disability or death of such Optionee or the Expiry Date, whichever is the earlier, after which the option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Common Shares in respect of which such option had not been previously exercised.

(g)          Resignation or Discharge of Optionee - In the event of: (i) the resignation of an Optionee as an employee of the Company or a subsidiary of the Company such that the Optionee is no longer an Eligible Participant; (ii) the resignation or removal of an Optionee as a director or officer of the Company or a subsidiary of the Company other than in the circumstances referred to in subsection (f), above, such that the Optionee is no longer an Eligible Participant; or (iii) the discharge of an Optionee as an employee of the Company or a subsidiary of the Company by reason of a wilful and substantial breach of such Optionee's employment duties, in each such case prior to 5:00 p.m. (Toronto time) on the Expiry Date, all options granted to such Optionee under the 2006 Plan shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Common Shares in respect of which such option had not previously been exercised, upon notice of such resignation being received by the Company or subsidiary of the Company, or upon notice of such removal or discharge being given by the Company or subsidiary of the Company to such Optionee, as the case may be, or upon such later date as the Board of Directors in its sole discretion may approve; provided that, if the Board determines that the option is to be an Incentive Stock Option, the term of the option shall terminate no less than 30 days after such event. For the purposes of the 2006 Plan, the determination by the Company that such Optionee was discharged as an employee of the Company or a subsidiary of the Company by reason of a wilful and substantial breach of such Optionee's employment duties shall be binding upon such Optionee.

(h)          Other Termination of Employment of Optionee - In the event of the termination of employment of an Optionee by the Company or a subsidiary of the Company other than in the circumstances referred to in subsections (f) and (g), above, such that the Optionee is no longer an Eligible Participant, such Optionee may exercise each option then held by such Optionee under the 2006 Plan to the extent that such Optionee was entitled to do so at the time of such termination of employment, at any time up to and including, but not after, 5:00 p.m. (Toronto time) on the 30th day (or such later day as the Board in its sole discretion may determine) following the effective date of termination of employment, or the Expiry Date, whichever is earlier, after which the option shall in all respects cease and terminate and be of no further force or effect whatsoever as to such of the Common Shares in respect of which such option had not been previously exercised.

(i)          As used in this subsection 8(i):

(i)          "offeror" has the meaning ascribed to that term in the Securities Act (Ontario);

(ii)          "Take-over Bid" means a take-over bid, as defined in the Securities Act (Ontario), which is a "formal bid" as defined in such Act, and which is made:

A.          for all of the issued and outstanding Common Shares in the capital of the Company; or
B.          for all of the issued and outstanding Common Shares in the capital of the Company other than:

a)          those Common Shares in the capital of the Company which are then owned by the offeror under such Take-over Bid; and/or
b)          those Common Shares in the capital of the Company which the offeror under such Take-over Bid then otherwise has, directly or indirectly, the right to acquire; and

(iii)          "Sale" means the sale of all or substantially all of the assets of the Company as an entirety or substantially as an entirety to any person or entity (other than a wholly-owned subsidiary of the Company) under circumstances such that, following the completion of such sale, the Company will cease to carry on an active business, either directly or indirectly through one or more subsidiaries.

If:
(1)          the Company shall enter into an agreement providing for a Sale; or
(2)          a Take-over Bid shall be made,

the Board may, at any time thereafter, authorize the Company to give a notice in writing to each Optionee advising such Optionee that, notwithstanding any other provision of the 2006 Plan, all options granted to such Optionee under the 2006 Plan will expire on the date determined by the Board as specified in such notice (provided that the date determined by the Board as specified in such notice shall not increase the term of any option granted under the 2006 Plan), which date shall in no event be later than the earlier of:

a.          60 days following the date of such notice; and
b.          in the case of the Company having entered into an agreement providing for a Sale, one business day prior to the date on which the Sale provided for in such agreement is completed, or, in the case of a Take-over Bid having been made, one business day prior to the date on which there shall have been taken up by the offeror thereunder at least 90% of the total number of the issued and outstanding Common Shares in the capital of the Company in respect of which such Take-over Bid is being made and, for this purpose, all Common Shares in the capital of the Company in respect of which such Take-over Bid is made which are owned by the offeror at the expiry of such Take-over Bid shall be deemed to have been taken up pursuant to such Take-over Bid.

In the event that such a notice is given by the Company, each Optionee shall have the right, on such terms and conditions as may be prescribed in such notice, to exercise up to the time that such Optionee's option expires, after giving effect to such notice, all options then held by such Optionee under the 2006 Plan in respect of up to all of the Common Shares which could have been purchased by such Optionee on a full exercise of all such options.

(j)          Non-Assignability of Option - Each option granted under the 2006 Plan shall be non-assignable by the Optionee.

(k)          Exercise of Option - Subject to the provisions of the 2006 Plan, an option granted under the 2006 Plan shall be exercised from time to time by the Optionee, or in the event of death by his legal representatives, by giving notice in writing addressed to the Company at its principal office in Colorado, to the attention of the Secretary of the Company, specifying the number of Common Shares forming the subject matter of such option in respect of which such notice is being given, together with payment (by cash, certified cheque or bank draft) in full of the purchase price of the Common Shares being purchased.

(l)          Tax Withholding - Each Optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount, in cash or by check, to the Company on demand. If the Optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an Optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

9.          Adjustments in Event of Change in Structure of Capital

Appropriate adjustments in the number of Common Shares and in the option price per Common Share, relating to options granted or to be granted, shall be made by the Board in its sole discretion to give effect to adjustments in the number of Common Shares resulting, subsequent to the approval of the 2006 Plan, from any subdivisions, consolidations or reclassifications of the Common Shares, the payment of stock dividends by the Company or other relevant changes in the capital structure of the Company. Any such adjustments shall be subject to the approval thereof by such stock exchanges on which the Common Shares are then listed for trading.

10.          Amendment or Discontinuance of 2006 Plan

The Board may amend, vary or discontinue the 2006 Plan at any time either prospectively or retrospectively; provided, however, that no such amendment may increase the maximum number of Common Shares that may be optioned under the 2006 Plan, change the manner of determining the option price, extend the term of any option beyond 10 years from the date of the granting of such option, extend the period during which options may be granted or, without the prior written consent of the Optionee, alter or impair any option previously granted to an Optionee under the 2006 Plan. Any such amendment, variance or discontinuance of the 2006 Plan shall be subject to the approval thereof by such stock exchanges on which the Common Shares are then listed for trading.

11.          Miscellaneous

Nothing contained in the 2006 Plan nor in any option granted thereunder shall be deemed to give any Optionee any interest or title in or to any shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the 2006 Plan and pursuant to the exercise of any option.

The 2006 Plan does not give any optionee or any employee of the Company or any of its subsidiaries the right or obligation to or to continue to serve as a director, officer or full-time employee, as the case may be, of the Company or any of its subsidiaries. The awarding of options to any Eligible Participant is a matter to be determined solely in the discretion of the Board. The 2006 Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the 2006 Plan.

No fractional Common Shares shall be issued upon the exercise of options granted under the 2006 Plan and, accordingly, if an Optionee would otherwise become entitled to a fractional Common Share upon the exercise of an option, such Optionee shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment shall be made with respect to the fractional interest so disregarded.

12.          Binding Effect

The Company and every Optionee shall be bound by the terms and conditions of the 2006 Plan.

13.          Compliance with Applicable Law

If any provision of the 2006 Plan or any agreement entered into pursuant to the 2006 Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the 2006 Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

Appendix B

SOLITARIO RESOURCES CORPORATION
Code of Ethics for the Chief Executive Officer and Senior Financial Officer

Solitario Resources Corporation and its affiliates (the "Company") have adopted this Code of Ethics for the Chief Executive Officer and Senior Financial Officer (the "Code of Ethics"), which apply to its Chief Executive Officer (the "CEO") and its Chief Financial Officer (the "CFO"). Because the equity shares of the Company are publicly traded, and to ensure full, fair, timely and understandable disclosure in the Company's periodic reports filed with the United States Securities and Exchange Commission (the "SEC"), the CEO and CFO are held to ethical standards, which are in addition to any code of business ethics the Company has or may adopt for its employees. These standards are described below:

1.          The CEO and CFO are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports that are required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and CFO to promptly bring to the attention of the Audit Committee of the Company's Board of Directors (the "Audit Committee") any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Audit Committee in fulfilling its responsibilities.

2.          The CEO and the CFO shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

3.          The CEO and the CFO shall promptly bring to the attention of the Company's general counsel (the "General Counsel") or the CEO and to the Audit Committee any information he or she may have concerning any violation of this Code of Ethics or any other code of ethics that the Company has or may adopt by any member of management or other employees who have a significant role in the Company's financial reporting, disclosure or internal controls.

4.          The CEO and the CFO shall promptly bring to the attention of the General Counsel or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws or regulations applicable to the Company and the operation of its business, by the Company or any agent therefore, or of violation of this Code of Ethics or any other code of ethics the Company has or may adopt.

5.          The CEO and the CFO shall promptly bring to the attention of the General Counsel or the CEO and the Audit Committee any material transaction or relationship that arises and of which he or she becomes aware that reasonably could be expected to give rise to an actual or apparent conflict of interest between a director or senior officer of the Company, on the one hand, and the Company on the other.

6.          The CEO and CFO shall carefully review a draft of each periodic report for accuracy and completeness before it is filed with the SEC.

7.          The CEO and CFO shall establish appropriate systems to ensure that business transactions are recorded on the Company's books in accordance with Generally Accepted Accounting Principles, established Company policies and appropriate regulatory pronouncements and guidelines.

8.          The CEO and CFO shall establish appropriate policies for the protection and retention of accounting records and information as required by applicable law, regulation or regulatory guidelines.

9.          The CEO and CFO shall establish and administer disclosure and financial accounting controls and procedures that are appropriate to ensure the integrity of the financial reporting process and the availability of timely, relevant information for the operation of the Company on a safe, sound and accurate basis.

10.         The CEO and CFO will consult with the Audit Committee to determine whether the Audit Committee has identified any weaknesses of concerns with respect to the Company's internal controls.

11.         The CEO and CFO will confirm whether the Company's independent auditors are aware of any material misstatements of omissions in the draft periodic reports, or have any concerns about management's discussion and analysis sections of the periodic reports.

12.         The Board of Directors shall determine, or designate appropriate persons, to determine, appropriate actions to be taken in the event of violations of the Code of Ethics. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or involves repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation of the proper course of action and whether or not the individual in question had committed other violations in the past. Such actions shall (i) be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics and any other code of ethics the Company has or may adopt and shall (ii) include written notices to the individual involved that the Board of Directors had determined that there has been a violation. The actions may include censure by the Board of Directors, demotion or reassignment of the individual involved, suspension with or without pay or benefits (as determined by the Board of Directors) or termination of the individual's employment.

PROXY

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF SOLITARIO RESOURCES CORPORATION
TO BE HELD AT 4251 KIPLING STREET, SUITE 390, WHEAT RIDGE, CO 80033 ON TUESDAY, JUNE 27, 2006, AT 10:00 AM, MOUNTAIN DAYLIGHT TIME

The undersigned registered shareholder ("Registered Shareholder") of the Company hereby appoints, Christopher E. Herald, a duly authorized officer of the Company, or failing this person, James R. Maronick, a duly authorized officer of the Company, or in the place of the foregoing, ______________________________ as proxyholder for and on behalf of the Registered Shareholder with the power of substitution to attend, act and vote for and on behalf of the Registered Shareholder in respect of all matters that may properly come before the Meeting of the Registered Shareholders of the Company and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Shareholder were present at the said Meeting, or any adjournment thereof.

The Registered Shareholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Shareholder as specified herein.

Resolutions (For full detail of each item, please see the enclosed Notice of Meeting and Information Circular). Please indicate your voting preference by marking an "X" in the space provided.

		For	Against	Withhold
1.	To elect as Director, Mark E. Jones, III.
2.	To elect as Director, John Hainey.
3.	To elect as Director, Leonard Harris.
4.	To elect as Director, Christopher E. Herald.
5.	To elect as Director, Brian Labadie.
6.	To elect as Director, Steven A. Webster.
		For	Against	Abstain
7.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent registered public accounting firm and Auditors of the Company for fiscal year 2006.
		For	Against	Abstain
8.	To approve the Solitario Resources Corporation 2006 Stock Option Incentive Plan.
		For	Against	Abstain
9.	To transact such other business as may properly come before the meeting and all adjournments thereof.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SOLITARIO RESOURCES CORPORATION

The undersigned Registered Shareholder hereby revokes any proxy previously given to attend and vote at said Meeting.

SIGN HERE: ______________________________________________________ Date: _____________________________

Please Print Name: ______________________________________________________

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This Proxy is solicited by the Management of the Company.

2. This form of proxy ("Instrument of Proxy") must be signed by you, the Registered Shareholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3. If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Shareholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Shareholder, by Computershare.

4. A Registered Shareholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the scrutineers before the Meeting begins.

5. A Registered Shareholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a Registered Shareholder with respect to a resolution set out in the Instrument of Proxy, a management appointee acting as a proxyholder will vote in favor of each matter identified on this Instrument of Proxy and for the nominees of management for directors as identified in this Instrument of Proxy;

OR

(b) appoint another proxyholder, who need not be a Registered Shareholder of the Company, to vote according to the Registered Shareholder's instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the Meeting in the space provided for an alternate proxyholder. If no choice is specified, the proxyholder has discretionary authority to vote as the proxyholder sees fit.

6. The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Shareholder on any poll of a resolution that may be called for and, if the Registered Shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

If a Registered Shareholder has submitted an Instrument of Proxy, the Registered Shareholder may still attend the Meeting and may vote in person. To do so, the Registered Shareholder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

To be represented at the Meeting, this proxy form must be received at the office of Computershare no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof or may be accepted by the Chairman of the Meeting prior to the commencement of the Meeting. The mailing address is:

Computershare Investor Services
Proxy Dept. 100 University Avenue 9th Floor
Toronto Ontario M5J 2Y1
Fax: Within North America: 1-866-249-7775 Outside North America: (416) 263-9524